UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2017

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2017, Austin P. Young, III, a member of the Board of Directors of AMERISAFE, Inc. (“AMERISAFE” or the “Company”), advised the Board of Directors that he will retire as a member of the Board effective at the Company’s next annual meeting of shareholders. That meeting is scheduled to occur on June 9, 2017.

Mr. Young, age 76, has served as a director of AMERISAFE since November 2005 and Chair of the Board’s Audit Committee from November 2005 until April 2016.

Effective with Mr. Young’s retirement, the Company’s Board of Directors has reduced the size of the Board from nine members to eight members.

Item 7.01.	Regulation FD Disclosure.

On February 23, 2017, the Company issued a press release announcing Mr. Young will retire as a director of AMERISAFE.

A copy of the Company’s press release, dated February 23, 2017, is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated February 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Kathryn H.Shirley
Kathryn H. Shirley, Executive Vice
President, General Counsel and Secretary

Date: February 23, 2017